                                                                   EXHIBIT 10.29

                             JOINT VENTURE CONTRACT
                             ----------------------

                                    between

                    WUHAN ELECTRIC POWER INSTRUMENT FACTORY,
                    ----------------------------------------


             BEIJING HUADIAN ELECTRIC POWER AUTOMATION CORPORATION
             -----------------------------------------------------

                                      and

                              HATHAWAY CORPORATION
                              --------------------


                            for the establishment of


                HATHAWAY POWER MONITORING SYSTEMS COMPANY, LTD.
                -----------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

Article                                                         Page
- -------                                                         ----
Preliminary Statement.........................................     1

1   Definitions...............................................     1
2   Parties to the Contract...................................     2
3   Establishment of the Joint Venture Company................     3
4   The Purpose and Scope of Business of the Company..........     4
5   Total Amount of Investment and Registered Capital.........     5
6   Responsibilities of the Parties...........................     8
7   Sales of Joint Venture Products and Technology............    11
8   Board of Directors........................................    11
9   Operation and Management..................................    15
10  Supply and Purchase of Materials, Equipment and Services..    16
11  Labor Management..........................................    16
12  Financial Affairs and Accounting..........................    18
13  Taxation and Insurance....................................    21
14  Confidentiality...........................................    21
15  The Joint Venture Term....................................    22
16  Termination, Buyout and Liquidation.......................    23
17  Breach of Contract........................................    25
18  Force Majeure.............................................    25
19  Settlement of Disputes....................................    26
20  Applicable Law............................................    27
21  Miscellaneous Provisions..................................    27

    Signatures................................................    29


Schedule

Appendix A                Technology License Contract

                            JOINT VENTURE CONTRACT
                            ----------------------



In accordance with the "Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment" and other relevant Chinese rules and regulations, WUHAN ELECTRIC POWER INSTRUMENT FACTORY ("Party A"), BEIJING HUADIAN ELECTRIC POWER AUTOMATION CORPORATION ("Party B") and HATHAWAY CORPORATION ("Party C"), adhering to the principle of equality and mutual benefit and through friendly consultation, agree to set up a joint venture enterprise in Wuhan, People's Republic of China. Party A, Party B and Party C are hereinafter collectively referred to as "Parties" and individually as "Party".


                            ARTICLE 1 - DEFINITIONS
                            -----------------------

Unless the terms or context of this Joint Venture Contract ("Contract") otherwise provides, the following terms shall have the meanings set out below:

 1.01 "Articles of Association" shall mean the Articles of Association of the Company executed by the Parties on June 12, 1995.

 1.02 "Affiliate" shall mean any company which, through ownership of voting stock or otherwise directly or indirectly, is controlled by, under common control with, or in control of, a Party; the term "control" being used in the sense of power to elect the majority of directors or to direct management.

 1.03  "Board" shall mean the board of directors of the Company.

 1.04 "Company" shall mean Hathaway Power Monitoring Systems Company, Ltd., the joint venture limited liability company formed by the Parties pursuant to the Joint Venture Law, the Joint Venture Regulations, and other relevant Chinese laws and this Contract.

 1.05 "Effective Date" means the effective date of this Contract, which shall be the date on which this Contract and the Articles of Association have been approved by the Examination and Approval Authority.

 1.06 "Examination and Approval Authority" shall mean the Ministry of Foreign Trade and Economic Cooperation or its local delegate.

 1.07 "Joint Venture Law" shall mean the Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment.

 1.08 "Joint Venture Regulations" shall mean the Regulations for the Implementation of the Law of the People's Republic of China on Joint Ventures Using Chinese and Foreign Investment.

 1.9   "Management Personnel" shall mean the Company's General Manager,
       Deputy General Manager and other management personnel as decided by the Board.

 1.10  "Renminbi" or "RMB" shall mean the lawful currency of China.

 1.11 "SAIC" shall mean the State Administration for Industry and Commerce of China or a branch thereof.

 1.12 "Technology License Contract" shall mean the technology license contract to be entered into between Party A and Party B on behalf of the Company and Party C in the form of Appendix A.

 1.13 "United States Dollars" or "US$" shall mean the lawful currency of the United States of America.

 1.14 "Working Personnel" shall mean the employees of the Company, other than the Management Personnel.


                      ARTICLE 2 - PARTIES TO THE CONTRACT
                      -----------------------------------

 2.01  The Parties
       -----------

       The Parties to this Contract are:

       (a) Party A, Wuhan Electric Power Instrument Factory, a Chinese state-owned enterprise registered in Wuhan, People's Republic of China, with its legal address at 2 Qiujiawan, Guangbutun, Wuhan, 430072, People's Republic of China.

            Legal Representative of Party A:

            Name:           Yuan Jiaqing
            Position:       Director - Senior Engineer
            Nationality:    Chinese

       (b) Party B, Beijing Huadian Electric Power Automation Corporation, a Chinese state-owned enterprise registered in Beijing, People's Republic of China, with its legal address at Jia 17, Xi San Huan Nan Lu, Beijing, 100073, People's Republic of China.

            Legal Representative of Party B:

            Name:           Xu Quankun
            Position:       General Manager
            Nationality:    Chinese

       (c) Party C, Hathaway Corporation, a corporation registered in the State of Colorado, U.S.A. with its legal address at 8228 Park Meadows Drive, Littleton, Colorado, 80124, U.S.A.

            Legal Representative of Party C:

            Name:           Eugene Prince
            Position:       President and Chief Executive Officer
            Nationality:    American

 2.02  Authority and Representations
       -----------------------------

       Each of the Parties represents that it possesses full power and authority to enter into this Contract and to perform its obligations hereunder and that the signatory of each of the Parties is fully authorized to sign this Contract. If an individual other than a Party's legal representative shall sign this Contract, he shall do so only pursuant to a valid power of attorney, a copy of which shall be provided to the other Party. At the time of the execution of this Contract, Party A and Party B shall provide Party C with a copy of their business licenses, and Party C shall provide Party A and Party B with certified copies of its Articles of Incorporation.

 2.03  Change of Legal Representative
       ------------------------------

       Each Party shall have the right to change its legal representative and shall promptly notify the other Party of such change and the name, position and nationality of its new legal representative.


            ARTICLE 3 - ESTABLISHMENT OF THE JOINT VENTURE COMPANY
            ------------------------------------------------------

 3.01  Establishment of the Company
       ----------------------------

       The Parties hereby agree to establish the Company promptly after the Effective Date in accordance with the Joint Venture Law, the Joint Venture Regulations and the provisions of this Contract.

 3.02  Name and Address of the Company
       -------------------------------

       (a)    The name of the Company shall be "                      " in
              Chinese, and "Hathaway Power Monitoring Systems Company, Ltd." in English.

       (b) The legal address of the Company shall be 2 Qiujiawan, Guangbutun, Wuhan, 430072, People's Republic of China.

 3.03  Laws and Decrees
       ----------------

       The Company shall be a legal person under the laws of China. The activities of the Company shall be governed and protected by the laws, decrees and relevant rules and regulations of China.

 3.04  Limited Liability Company
       -------------------------

       The form of organization of the Company shall be a limited liability company. Subject to the following, the profits, risks and losses of the Company shall be shared by the Parties in proportion to their respective contributions to the Company's registered capital. Except as otherwise provided herein, once a Party has paid in full its contribution to the registered capital of the Company, it shall not be required to provide any further funds to or on behalf of the Company by way of capital contribution, loan, advance, guarantee or otherwise. Creditors of the Company shall have recourse only to the assets of the Company and shall not seek repayment from any of the Parties. The Company shall indemnify the Parties against all losses, damages, liability suffered by the Parties in respect of any third party claims arising out of the operation of the Company.

 3.05  Branch To Be Established in Beijing
       -----------------------------------

       The Parties agree that after the establishment of the Company and pursuant to a unanimous board resolution, the Company will establish a branch in Beijing in accordance with relevant local laws and regulations.


                     ARTICLE 4 - THE PURPOSE AND SCOPE OF
                     ------------------------------------
                            BUSINESS OF THE COMPANY
                            -----------------------

 4.01  Purpose of the Company
       ----------------------

       The purpose of the Company is to manufacture and sell fault recorders and automation instrumentation products, use the designs of Party C to improve fault recording technology, set up an international standard manufacturing, research and development facility in China and market the Company's products in China and overseas, subject to Article 7.01. The Joint Venture Products will be sold to, among other purchasers, Chinese-owned contractors for installation into power generation, transmission and distribution facilities under construction by such contractors outside of China.

 4.02  Scope of Business of the Company
       --------------------------------

       Business scope of the Company is to design, manufacture and sell digital fault recorders and automation instrumentation products for use by electric power companies for substations in power transmissions and distribution systems (the "Joint Venture Products"). The scale of production is estimated to be two hundred (200) units per year.


                  ARTICLE 5 - TOTAL AMOUNT OF INVESTMENT AND
                  ------------------------------------------
                              REGISTERED CAPITAL
                              ------------------

 5.01  Total Investment
       ----------------

       The Company's total amount of investment shall be Five Hundred Thousand United States Dollars (US$500,000).

 5.02  Registered Capital
       ------------------

       The Company's registered capital shall be Three Hundred Fifty Thousand United States Dollars (US$350,000). If the Company requires additional cash to operate the business of the Company as determined by the Board of Directors, the Parties agree to contribute additional capital of One Hundred Fifty Thousand United States Dollars (US$150,000) with Party A contributing forty percent (40%) of such additional registered capital, Party B contributing twenty percent (20%) of such additional registered capital and Party C contributing forty percent (40%) of such additional registered capital. Any further increases will be handled pursuant to
       Article 5.07 of this Contract.

 5.03  Contribution to Capital
       -----------------------

       (a) Party A's contribution to the registered capital of the Company shall be the Renminbi equivalent of One Hundred Forty Thousand United States Dollars (US$140,000), representing a forty percent (40%) share of the registered capital of the Company.

       (b) Party B's contribution to the registered capital of the Company shall be Seventy Thousand United States Dollars (US$70,000), representing a twenty percent (20%) share of the registered capital of the Company.

       (c) Party C's contribution to the registered capital of the Company shall be One Hundred Forty Thousand United States Dollars (US$140,000), representing a forty percent (40%) share of the registered capital of the Company. Of Party C's total contribution to the registered capital of the Company, Seventy Thousand United States Dollars (US$70,000) will be paid in cash and, as indicated in 5.04(a), Seventy Thousand United States

            Dollars (US$70,000) or 20% of the total amount of registered capital of the Company will be in the form of the technology licensed to the Company from Party C pursuant to the Technology License Contract.

 5.04  Payment of Registered Capital and Conditions Precedent Thereto
       --------------------------------------------------------------

       (a) Subject to Article 5.04(c) below, each Party shall pay into the Company via electronic or bank transfer its registered capital contribution within ten (10) days of the fulfilment of all of the conditions precedent set forth in Article 5.04(c).

            Party C will pay its contribution to the registered capital of the Company, as specified in Article 5.03(c), less the initial license fee required to be paid by the Company to Party C pursuant to
            Article 4.01 of the Technology License Contract.

       (b) In the event that a Party fails to pay in the respective share of registered capital to be subscribed by it in whole or in part as described above, such Party shall be liable to pay simple interest to the Company on the deficit from the time due until the time paid at two (2) percentage points above the six-months London Interbank Offered Rate (LIBOR) for United States Dollars.

       (c) The Parties' obligations to complete their respective contribution to the Company's registered capital shall not arise until each of the following conditions has been fulfilled:

            (i) approval of the Contract and Articles of Association without varying the terms hereof or thereof;

            (ii) approval of the Technology License Contract without varying the terms thereof; and

            (iii) issuance of the business license of the Company by the SAIC without varying the terms of this Contract or the Articles of Association.

            Each of the above documents shall be satisfactory in form and substance to the Parties. If any of the above conditions precedent are not fulfilled within sixty (60) days after the date of execution of this Contract, and the Parties do not agree in writing to waive such conditions precedent or to extend the time for their fulfilment, any Party shall have the right to terminate this Contract, in which case no Party shall have any right whatsoever to require the other Parties to make any contribution to the registered capital or to claim any damages from the other Parties.

 5.05  Investment Certificate
       ----------------------

       After each Party makes a contribution to the registered capital, a Chinese registered accountant shall verify the contribution and issue a contribution verification report. Once each Party's registered capital contribution has been paid in full, the Company shall issue an investment certificate to each Party signed by the Chairman and the Vice Chairman of the Board.

 5.06  Assignment of Registered Capital
       --------------------------------

       (a) Each Party to this Contract may assign all or part of its amount of capital contribution (the "Disposing Party") to a third party provided the Disposing Party obtains the written consent of all the other Parties and the approval of the Examination and Approval Authority.

       (b) When a Party is to assign all or part of its amount of capital contribution pursuant to (a) above, each of the remaining Parties has a pre-emptive right of purchase at a price equal to that offered by the third party. The Disposing Parties shall notify the remaining Parties in writing of the terms and conditions of the assignment, and such remaining Parties shall have the right to exercise their pre-emptive right of purchase within thirty (30) days after receipt of the notice. If all of the remaining Parties exercise their pre-emptive right of purchase, the Disposing Party shall assign its amount of capital contribution to such Parties in the proportion of their respective capital contributions. If only one of the remaining Parties exercises its pre-emptive rights of purchase, the Disposing Party shall assign the full amount of its capital contribution to such Party. If all remaining Parties fail to exercise their pre-emptive rights of purchase, the Disposing Party may assign its amount of capital contribution only upon the consent of all such Parties. In the event that all such Parties consent to the sale of the capital contribution of the Disposing Party, the assignee shall execute a document by which it becomes a party to this Contract.

       (c) Any sale or assignment pursuant to the above shall be unanimously agreed to at a meeting of the Board and must be submitted to the Examination and Approval Authority for examination and approval. Upon receipt of the approval of the Examination and Approval Authority the Company shall register the change in ownership with the appropriate office for the SAIC.

 5.07  Increase of Registered Capital
       ------------------------------

       (a) Any increase in the registered capital of the Company which is deemed necessary by the management of the Company must be approved by a unanimous vote of the Board present in person or by proxy at a duly constituted meeting thereof and submitted to the Examination and Approval Authority for examination and approval. Upon receipt of the approval of the Examination and Approval Authority, the Company shall register the increase in registered capital with the appropriate office for the administration of industry and commerce.

       (b) Any increase in the registered capital of the Company shall be contributed by the Parties in the same manner and in accordance with the ratio of each Party's share of the registered capital at the time of such increase, and within the time limit specified by the Board for such increase.

       (c) In the event any Party fails to pay in registered capital as provided in Article 5.04 or fails to provide its portion of any increase in its registered capital as described in (b) above then in addition to any other rights it may have against the defaulting Party, the Company will offer such portion to the non-defaulting Parties on a pro-rata basis. Such offer to provide a portion of any increase in the registered capital as described in this paragraph shall be approved by the Examination and Approval Authority.

 5.08  Additional Financing
       --------------------

       Besides the registered capital, the Company's future additional financing will be obtained through loans from sources in China or outside China.
       If the Company needs the assistance of the Parties when arranging for loans, the Parties, subject to their mutual approval, shall provide guarantees in proportion to the ratio of their respective contributions to the Company's registered capital.


                  ARTICLE 6 - RESPONSIBILITIES OF THE PARTIES
                  -------------------------------------------

 6.01  Responsibilities of Party A and Party B
       ---------------------------------------

       In additional to their obligations under this Contract Party A and Party B shall have the following responsibilities which shall be provided at their own expense:

       (a) assist the Company in obtaining necessary approvals, permits and licenses for the establishment and operation of the Company;

       (b) provide their contributions to the registered capital of the Company as provided in Article 5.04;

       (c) assist the Company in applying for and obtaining the most preferential tax reductions and exemptions and other investment incentives available under the laws and regulations of Wuhan Municipality;

       (d) assist the Company in liaising with and making business arrangements for operations pursuant to its authorized scope of business;

       (e) assist the Company in liaising with the relevant authorities to effectively procure the external water supply, fuel supply, power supply, transportation, communications and other services required for the Company's operations;

       (f) assist the Company in obtaining from local banks necessary working capital Renminbi loans;

       (g) assist the Company in arranging for the transportation of equipment, materials and products within China and for the purchase or lease of equipment, materials, raw materials, office equipment, means of transportation and communication equipment;

       (h) assist the Company in carrying out required import and export customs declaration formalities with respect to goods imported and exported by the Company;

       (i) assist the Company in developing sales channels for the Joint Venture Products;

       (j) assist the Company in opening Renminbi and foreign currency bank accounts;

       (k) assist the expatriate employees of the Company to obtain necessary entry visas and work permits;

       (l) assist the Company in recruiting various types of qualified Chinese personnel;

       (m) assist the Company in handling the necessary approvals to enable the Company to utilize the various methods permitted under Chinese law to balance its foreign exchange;

       (n) assist the Company in arranging for the design and construction of the premises and engineering facilities; and

       (o)  handle other matters entrusted by the Board from time to time.

 6.02  Responsibilities of Party A
 ----  ---------------------------

       In addition to its obligations under this Contract, Party A shall have the following obligations:

       (a) build mechanical parts, including the cabinets for the Company at a price to be unanimously agreed upon by the Board of Directors, which price shall not be greater than the market price charged by a third party supplier in Wuhan municipality;

       (b) lease space to the Company consisting of fifty (50) square meters at its factory in Wuhan at a monthly rental rate of twenty Renminbi (RMB(Yen)20) per square meter and upon terms to be unanimously agreed upon by the Board of Directors, which terms shall be comparable to the prevailing market practices in Wuhan; and

       (c) commencing from December 1996, lease additional space to the Company which is required to carry on its business and which is initially estimated to consist of five hundred (500) square meters at its factory in Wuhan at a monthly rental rate of twenty Renminbi (RMB(Yen)20) per square meter and upon terms to be unanimously agreed upon by the Board of Directors. The terms shall be comparable to the prevailing market practices in Wuhan. The rental rate shall stay fixed for five (5) years after which it will be adjusted to the then prevailing market rate for the area.

       (d) The monthly rental fee described in subclauses (b) and (c) shall be inclusive of all services and utilities, except for electricity fees.

 6.03  Responsibilities of Party B
 ----  ---------------------------

       In addition to its obligations under this Contract, Party B shall be obliged to lease space to the Beijing branch of the Company after its establishment, which such space is required to carry on its business. The space is initially estimated to consist of twenty (20) square meters at its factory in Beijing at a monthly rental rate of twenty Renminbi (RMB(Yen)20) per square meter and upon terms to be unanimously agreed upon by the Board of Directors. The terms shall be comparable to the prevailing market practices in Beijing. The monthly rental fee shall be inclusive of all services and utilities, except for electricity fees.

 6.04  Responsibilities of Party C
 ----  ---------------------------

       In additional to its obligations under this Contract, Party C shall have the following responsibilities:

       (a) provide its contribution to the registered capital of the Company pursuant to Article 5.04;

       (b) assist the Company in the purchase outside China of equipment, materials and other goods necessary for the operation of the Company;

       (c) assist the Company to recruit personnel in charge of management, sales and operations;

       (d) provide advice and assistance to the Company in the implementation of advanced management, accounting and risk management systems;

       (e) provide fifty (50) days of free training and assistance to the Company for its personnel to be properly trained and qualified to manufacture, sell, support and service the Joint Venture Products, (any training and assistance in excess of fifty (50) days shall be provided at a rate equal to sixty percent (60%) of Party C's standard daily charges plus travel and living costs); the Company shall pay all travel and living costs of its employees for training provided at Party C's facility;

       (f) assist the Company to obtain necessary working capital financing from domestic and foreign sources;

       (g)  handle other matters entrusted by the Board from time to time;

       (h) pursuant to the Technology License Contract, license the Know-how to the Company for the manufacture of the Joint Venture Products, as those terms are defined in the Technology License Contract.


          ARTICLE 7 - SALES OF JOINT VENTURE PRODUCTS AND TECHNOLOGY
          ----------------------------------------------------------

 7.01  Sale of Joint Venture Products
       ------------------------------

       The Company will directly sell the Joint Venture Products in the Chinese market. The Joint Venture Products will be sold to overseas markets once Party C has determined that the Joint Venture Products meet international quality and price standards, and upon making such determination, Party C will be the exclusive overseas sales agent for all of the Joint Venture Products. Notwithstanding the foregoing, Party C retains the right to sell its own products in the Chinese market.

7.02   Sales Networks
       --------------

       The Joint Venture Products sold in the domestic market may be sold either by the Company directly or through other relevant Chinese sales organizations pursuant to agency or distribution contracts entered into between the Company and such organizations.

7.03   Technology
       ----------

       Simultaneously, with the execution of this Contract, Party A and Party B on behalf of the Company and Party C shall execute the Technology License Contract.


                        ARTICLE 8 - BOARD OF DIRECTORS
                        ------------------------------

 8.01  The Formation of the Board
       --------------------------

       (a) The date on which the Company obtains its business license shall be considered the date of establishment of the Board of Directors.

       (b) The Board shall consist of five (5) directors. Party A shall appoint two (2) directors, Party B shall appoint two (2) directors and Party C shall appoint one (1) director. At the time this Contract is executed and each time a director is appointed or removed, each Party shall notify in writing the others of the names of its appointees.

       (c) Each director shall be appointed for a term of three (3) years and may serve consecutive terms if reappointed by the Party originally appointing him. If a seat on the Board is vacated by the retirement, resignation, illness, disability or death of a director or by the removal of such director by the Party which originally appointed him, the Party which originally appointed such director shall appoint a successor to serve out such director's term.

       (d) A director selected by Party C shall serve as the Chairman of the Board and a director selected by Party A shall serve as Vice Chairman of the Board. The Chairman of the Board shall be the legal representative of the Company. Whenever the Chairman of the Board is unable to perform his responsibilities for any reason, the Vice Chairman or, if the Vice Chairman is not available, another director may be authorized by the Chairman temporarily to represent him. The Chairman of the Board shall exercise his authority within the limits prescribed by the Board and may not under any circumstances contractually bind the Company or otherwise take any action on behalf of the Company without prior approval of the Board.

       (e) No director shall have any liability for any acts performed within the scope of his duties stipulated by the Board except for such acts in violation of criminal laws. The Company shall indemnify each director against any such claims which may be brought against such director.


 8.02  Powers of the Board
       -------------------

       (a)  The Board shall be the highest authority of the Company.

       (b) Resolutions involving the following matters may only be adopted at a duly constituted and convened meeting of the Board upon the unanimous affirmative vote of each and every director of the Board voting in person or by proxy at such meeting:

            (i) the amendment of this Contract, the Articles of Association and the Technology License Contract;

            (ii)    the merger of the Company with another organization;

            (iii)   dissolution of the Company;

            (iv) the increase of the registered capital or assignment of equity share and the conditions thereof;

            (v)     borrowing of funds;

            (vi) hiring or termination of the general manager or the deputy general managers;

            (vii) the modification and implementation of the distribution of profits policy of the Company;

            (viii) purchase or lease of any factory or major property or equipment;

            (ix)    hiring of independent auditing firm;

            (x) approval of the budget and financial forecast for each year;

            (xi)    adoption of major rules and regulations of the Company;

            (xii) approval of any transaction that commits the Company to a liability that exceeds one year in duration;

            (xiii) approval of any fees to be paid to the directors for services provided to the Company;

            (xiv)   approval of the annual business and financial reports;

            (xv) approval of the salaries of the general manager and deputy general managers;

            (xvi) approval of all bonus plans and bonuses paid to the general manager and deputy general manager; and

            (xvii) any transaction between the Company and one or more of the Parties.

       (c) Other issues that require resolutions by the Board may be raised at a duly convened meeting of the Board and must be adopted by the affirmative vote of three (3) directors present at such meeting in person or by proxy.

 8.03  Meetings
       --------

       (a) The first Board meeting shall be held within one (1) month from the date of issuance of the Company's business license.

       (b) Board meetings shall be held at least once each year. In principle, one meeting shall be held annually within one month of the issuance of the audited financial statements of the Company but in any event no later than April 15 of each year. Meetings shall be held at the registered address of the Company or such other address in China or abroad as is designated by the Board. Meetings may be attended by directors in person or by proxy.

       (c) The Chairman of the Board shall set the agenda after consultation with the Vice Chairman of the Board and be responsible for convening and presiding over such meetings.

       (d) Upon the written request of two (2) or more of the directors of the Company specifying the matters to be discussed, the Chairman of the Board shall within thirty (30) days convene an interim meeting of the Board. The Chairman and in his absence the Vice Chairman shall decide on the timing and location of such interim meetings. Four (4) directors present in person or by proxy shall constitute a quorum which shall be necessary for the conduct of business at any meeting of the Board; provided, however, that one of the directors is a director appointed by Party C. If at any properly convened meeting, no quorum is constituted because less than four (4) directors are present in person or by proxy, then the Chairman may call another meeting with twenty-one (21) days notice to each director. Any director absent from a meeting without giving reason shall be considered abstaining from voting.

       (e) In case a Board member is unable to participate in the Board meeting, he shall issue a proxy and entrust a representative to participate in the meeting on his behalf. The representative so entrusted shall have the same rights and powers as the Board member.

       (f) All Board meetings shall be conducted in English. The Board will cause complete and accurate minutes (in both English and Chinese) to be kept of all meetings (including a copy of the notice of the meeting) and of business transacted at such meetings. Minutes of all meetings of the Board shall be distributed to all the directors as soon as practicable after each meeting but not later than thirty (30) days from the date of such meeting. Any director who wishes to propose any amendment or addition thereto shall submit the same in writing to the Chairman and the Vice-Chairman within two (2) weeks after receipt of the proposed minutes. The minutes shall be finalized by the Chairman and Vice-Chairman not later than sixty (60) days after the relevant meeting and signed by all the directors within two (2) weeks after receipt of the final minutes.

       (g) Any action to be taken by the Board may be taken without a meeting if all members of the Board consent in writing to such action. Such written consent shall be filed with the minutes of the Board proceedings and shall have the same force and effect as a unanimous vote taken by members physically present.

       (h) Members of the Board shall serve without any remuneration unless the Board decides otherwise, but all reasonable costs, including but not limited to transportation costs for Board meeting attendance, incurred by the directors in the performance of their duties as members of the Board shall be borne by the Company.


                     ARTICLE 9 - OPERATION AND MANAGEMENT
                     ------------------------------------

 9.01  Management Organization
       -----------------------

       The Company shall adopt a management system under which the management organization shall be responsible to and under the leadership of the Board. The Company shall have a General Manager and two Deputy General Managers. The General Manager shall be an individual of high professional qualifications and experience. The General Manager shall be nominated by the Board of Directors and each of Party A and Party B shall nominate a Deputy General Manager. Each of the General Manager and the Deputy General Managers shall be appointed by the Board. If the General Manager or a Deputy General Manager are removed, a successor shall be nominated and appointed in the same manner as the original appointment. The term of employment for the General Manager and the Deputy Managers is two (2) years. Members of the Board may serve as management personnel.

  9.02 Responsibilities and Powers of the General Manager and the Deputy
       -----------------------------------------------------------------
       General Manager
       ---------------

       The General Manager shall be in charge of the day-to-day operation and management of the Company, shall be responsible to the Board and shall carry out all matters entrusted by the Board. The Deputy General Managers shall assist the General Manager in his work. The General Manager and the Deputy General Managers shall perform their duties on a full time basis and shall perform all other obligations as described in the Articles of Association of the Company. The General Manager and the Deputy General Managers shall not hold posts concurrently with other enterprises. The Board will identify major issues with respect to the day-to-day operation of the Company. The General Manager and the Deputy General Managers will handle such major issues pursuant to their mutual agreement. When the General Manager is absent, a Deputy General Manager may represent him within the scope of authority specified by the General Manager. The General Manager and the Deputy General Managers shall have no liability for any acts performed in their official capacity except for such acts in violation of criminal laws. Upon reasonable notice, the General Manager, the Deputy General Managers and other management personnel shall meet with representatives from Party C and report on the operations of the Company. The Management Personnel shall consider any recommendations from Party C's representative

 9.03  Dismissal of Management Personnel
       ---------------------------------

       Without limiting the authority of the Board to remove the Management Personnel, the Board shall have the authority to dismiss at any time any Management Personnel in the event that the Board determines that such Management Personnel has engaged in any fraudulent acts or have grossly neglected his duties. In such event, the Management Personnel shall be personally liable for any financial losses incurred by their fraudulent act or gross neglect of duties.


 9.04  Resignation of Management Personnel
       -----------------------------------

       Management Personnel shall provide the Company with no less than sixty
       (60) days prior written notice for resignation from his duties.

                ARTICLE 10 - SUPPLY AND PURCHASE OF MATERIALS,
                ----------------------------------------------
                            EQUIPMENT AND SERVICES
                            ----------------------

 10.01 Imported Raw Materials, Equipment and Services
       ----------------------------------------------

       The Company shall have the right to import materials, equipment and goods necessary for its operations in the required qualities and quantities and at competitive prices, except that materials, equipments and products involving import licenses shall be handled in accordance with the relevant import licensing regulations in China. The Company shall have the right to appoint foreign architects, consultants, engineers and contractors to undertake certain work required by the Company if it chooses such service providers through a competitive selection process. The Company shall also have the right to reimburse the Parties' expenses for services provided on behalf of the Company.

 10.02 Domestic Purchases for Renminbi
       -------------------------------

       Except as otherwise required by law, equipment and services purchased by the Company within China shall be paid in Renminbi.


                         ARTICLE 11 - LABOR MANAGEMENT
                         -----------------------------

 11.01 Governing Principle
       -------------------

       Matters relating to the recruitment, employment, dismissal, resignation, wages, welfare and other matters concerning the staff and workers of the Company shall be handled in accordance with the Labor Law of the People's Republic of China and the Regulations of the People's Republic of China on Labor Management in Joint Ventures Using Chinese and Foreign Investment (the "Labor Regulations").

 11.02 Working Personnel
       -----------------

       Working Personnel shall have the right to establish a labor union in accordance with Chapter 12 of the Joint Venture Regulations. Working Personnel shall be employed by the Company in accordance with the terms of a labor contract entered into between the Company and the Working Personnel, which shall be filed with the local labor authorities for the record.

 11.03 Management Personnel
       --------------------

       The General Manager and other Management Personnel shall be employed by the Company in accordance with the terms of individually executed employment contracts. The salary, benefits, bonuses, etc. of each Management Personnel shall be recommended by the General Manager and approved by the Board. The selection and specific terms of employment of temporary expatriate employees or consultants, if any, shall be made and decided by the General Manager and Deputy General Manager. The salaries, rewards and other compensation paid to foreign personnel will be paid in foreign exchange, unless otherwise agreed with such personnel.

 11.04 Conformity with Labor Protection
       --------------------------------

       The Company shall conform to rules and regulations of the Chinese government concerning labor protection and ensure safe and civilized production. Labor insurance for the working personnel of the Company shall be handled in accordance with the relevant regulations of the Chinese government.

 11.05 Labor Union Funds
       -----------------

       In accordance with Article 99 of the Joint Venture Regulations, the Company shall allot each month two percent (2%) of the total amount of the real wages received by the Company staff and workers for payment into a labor union fund, such payment to be an expense of the Company. The labor union may use these funds in accordance with the relevant control measures for labor union funds formulated by the All China Federation of Labor Unions.

 11.06 Number of Employees
       -------------------

       The qualification and the number of employees shall be determined autonomously in accordance with the operating needs of the Company.

 11.07 Employee Examination and Recruitment
       ------------------------------------

       (a) The Company shall observe the Labor Regulations and other relevant regulations of the Wuhan Municipality and the Company shall have autonomy in determining its employment policies and relevant matters.

       (b) Employees will be selected according to their professional qualifications and working experiences. All employees hired by the Company must complete satisfactorily a six-month probationary period of employment before they will be officially considered employees of the Company.


                 ARTICLE 12 - FINANCIAL AFFAIRS AND ACCOUNTING
                 ---------------------------------------------

 12.01 Accounting System
       -----------------

       (a) The financial controller shall be responsible for the financial management of the Company under the leadership of the General Manager.

       (b) The General Manager and the financial controller shall prepare the accounting system and procedures in accordance with the Accounting Regulations of the People's Republic of China for Foreign Investment Enterprises promulgated by the Ministry of Finance. The accounting system and procedures to be adopted by the Company shall be submitted to the Board for approval. Once approved by the Board, the accounting system and procedures shall be filed with the department in charge of the Company and with the relevant local department of finance and the tax authorities for the record. The debit and credit method, as well as the accrual basis of accounting, shall be adopted as the methods and principles for keeping accounts.

       (c) The Company shall adopt Renminbi as its bookkeeping base currency, but shall also adopt the United States Dollar as a supplementary bookkeeping currency.

       (d) All accounting records, vouchers, books and statements of the Company shall be made and kept in Chinese. All monthly and annual accounting statements and forecasts of the Company shall also be made and kept in both Chinese and English.

       (e) When preparing the Company's accounts and statements, calculating dividends to be distributed to the Parties, and for any other currency conversions, except as otherwise permitted under applicable regulations, such conversion shall be in accordance with the median of the official rate for buying and selling announced by the Bank of China on the date of actual receipt or payment. Actual gains or losses will be booked as gains or losses.

 12.02 Auditing
       --------

       (a) An independent accountant registered in China shall be engaged by the Company as its auditor to examine and verify the annual financial report. The Parties agree that such accountant shall be of international standard and shall be nominated by Party C and appointed by the Board. The Company shall submit to the Parties an annual statement of final accounts (including the audited profit and loss statement and the balance sheet for the fiscal year) within three (3) months after the end of the fiscal year, together with the audit report of the Chinese registered accountant. The Company shall also prepare such accounting statements as requested by Party C to meet its internal requirements in accordance with international accounting principles as instructed by Party C.

       (b) Each Party may, at its own expense, appoint an accountant (which may be either an accountant registered abroad or registered in China), on behalf of such Party, to audit the accounts of the Company. Reasonable access to the Company's financial records shall be given to such auditor and such auditor shall keep confidential all documents under his auditing.

 12.03 Bank Accounts and Foreign Exchange Control
       ------------------------------------------

       The Company shall separately open a foreign exchange account and a Renminbi account at an authorized bank within or outside China approved by the State Administration for Exchange Control. Funds in both accounts shall be removed and transferred only upon instructions signed by the [General Manager, Deputy General Manager and Financial Controller.] The Company's foreign exchange transactions shall be handled in accordance with the regulations of China relating to foreign exchange control, including use of Foreign Exchange Adjustment Centers.

 12.04 Foreign Exchange Balance
       ------------------------

       (a) The Company shall be responsible to maintain a balance in its foreign exchange receipts and expenditures through the sale of its products and through other methods permitted under the laws of China.

       (b) Liquid funds in the Company's foreign exchange account shall be used in the following order of priority:

            (i)    payment for royalties under the Technology License Contract;

            (ii)   payment for imported raw materials and equipment;

            (iii)  payment for imported services; and

            (iv)   remittance of profits to Party C.

       (c) All remittances of profits and other remittances to Party C out of China will be made to a designated foreign bank account in United States Dollars or other freely convertible foreign currencies in accordance with the foreign exchange regulations of China.

       (d) If the profit distributed to Party C in any year is in Renminbi because of insufficient foreign exchange reserves, then Party C can require the Company to open a separate Renminbi bank account for such Renminbi profits and hold the same together with interest accrued until such time as the Company shall have sufficient foreign exchange to convert the Renminbi into foreign exchange and remit the profit together with any interest accrued to Party C pursuant to
            Article 12.04(c) above. The

            Company shall effect all conversions of Party C's Renminbi profits into foreign exchange as expeditiously as possible.

 12.05 Fiscal Year
       -----------

       The Company shall adopt the calendar year as its fiscal year, which shall begin on January 1 and end on December 31 of the same year except that the first fiscal year of the Company shall commence on the date that the Company is established and granted a business license, and shall end on the immediately succeeding December 31.

 12.06 Profits Distribution
       --------------------

       (a) After the payment of income tax by the Company, the Board will determine the annual allocation to the reserve fund and expansion fund of the Company, and the bonus and welfare fund for the workers and staff members from the after-tax net profits. The sum of the annual allocations to the three funds shall be decided by the Board.

       (b) The Board shall once every year by a formally adopted resolution decide the amount of after-tax net profit of the Company (after the deduction of the allocations to the three funds mentioned in paragraph (a) above) to be retained in the Company for expanding the production and operation of the Company and the amount to be distributed among the Parties in proportion to their respective shares in the registered capital. The profits of Party A and Party B shall be distributed exclusively in Renminbi while Party C's profits shall be distributed in foreign exchange to the extent of the Company's available foreign exchange funds. Unless the Board unanimously decides otherwise, all distributable profit shall be distributed to the Parties as provided in subclause (c) hereof.

       (c) If the Company carries losses from the previous years, the profit of the current year shall first be used to cover the losses. No profit shall be distributed unless the cumulative deficit from the previous years is made up. After the end of each year, the Company shall distribute fifty percent (50%) of the cumulative net profits of the Company minus all profit distributions previously made. After the end of each year and subject to unanimous decision by the Board, an additional profit distribution (in addition to the fifty percent that is required to be paid under this subclause) will be paid in an amount equal to the cumulative net profits of the Company minus all profit distributions previously made.

                      ARTICLE 13 - TAXATION AND INSURANCE
                      -----------------------------------

13.01  Income Tax, Customs Duties and Other Taxes
       ------------------------------------------

       (a) The Company shall pay tax under the relevant laws of China and the special tax regulations applicable to the Wuhan Municipality. Chinese and foreign management and working personnel shall pay their individual income tax in accordance with the Individual Income Tax Law of China.

       (b) The tax liability of the Company and its employees shall be handled in accordance with the provisions of the promulgated tax laws and regulations of China.

13.02  Insurance
       ---------

       (a) The Company shall, at its own cost and expense, at all times take out and maintain full and adequate insurance for the Company against loss or damage by fire and such other risks as are customarily insured against.

       (b) The property, transportation and other items of insurance of the Company will be denominated in Chinese and foreign currencies, as appropriate. The types and amounts of insurance coverage shall be determined by the Board.

       (c) The Company shall take out the required insurance from the People's Insurance Company of China or any other insurance company authorized by the relevant Chinese authorities. If the Company is unable to fulfil its insurance requirements within China, it may procure such policies outside China.


                         ARTICLE 14 - CONFIDENTIALITY
                         ----------------------------

14.01  Confidentiality
       ---------------

       (a) Each Party may, from time to time prior to and during the term of this Contract, disclose confidential and proprietary information to the other Parties. In addition, the Parties may, from time to time during the term of this Contract, obtain confidential and proprietary information of the Company in connection with the operation of the Company. Alternatively, the Company may, from time to time during the term of this Contract, obtain confidential and proprietary information of the Parties. Each of the Parties and the Company receiving such information shall, during the term of this Contract and for ten (10) years thereafter:

            (i)    maintain the confidentiality of such information; and

            (ii) not disclose it to any person or entity, except to their employees who need to know such information to perform their responsibilities.

       (b) Each Party shall advise its directors, senior staff, and other employees receiving such information of the existence of and the importance of complying with the obligations set forth in paragraph
            (a) above.

       (c) If required by any Party, the Company shall execute a separate secrecy agreement with provisions similar to those in paragraphs (a) to (b) above with respect to confidential and proprietary information obtained by the Company from Party A and its Affiliates, Party B and its Affiliates, or Party C and its Affiliates.

       (d) Each Party and the Company shall formulate rules and regulations to cause its directors, senior staff, and other employees, and those of their Affiliates also to comply with the confidentiality obligation set forth in this Article 14.

       (e) The know-how and any other technical information provided in any way by any Party or its Affiliates to the Company or otherwise acquired in any way or developed by the Company shall be used only for the purposes of the Company.

       (f) This Article 14 and the obligations and benefits hereunder shall survive for ten (10) years after the expiration or termination of this Contract, notwithstanding the termination, dissolution or liquidation of the Company.


                      ARTICLE 15 - THE JOINT VENTURE TERM
                      -----------------------------------

15.01  Joint Venture Term
       ------------------

       The joint venture term of the Company shall commence on the date of the issuance of the business license and shall expire on the date thirty (30) years after the issuance of the business license unless extended pursuant to the provisions of Article 15.02.

15.02  Extension of Joint Venture Term
       -------------------------------

       If the Board unanimously approves the extension of the joint venture term, the Company shall apply to the Examination and Approval Authority no less than six (6) months prior to the expiration of the Joint Venture Term. The joint venture term may be extended only upon approval of the Examination and Approval Authority.

               ARTICLE 16 - TERMINATION, BUYOUT AND LIQUIDATION
               ------------------------------------------------

16.01  Termination
       -----------

       This Contract shall terminate upon the expiration of the Joint Venture Term unless extended pursuant to Article 15.02. Unless otherwise specified, each Party shall also have the right to terminate this Contract prior to the expiration of the Joint Venture Term by written notice to the other Parties:

       (a) if any other Party materially breaches this Contract or violates the Articles of Association, and such breach or violation is not cured within three (3) months of written notice to the breaching Party;

       (b) if the Company or any other Party becomes bankrupt, or is the subject of proceedings for liquidation or dissolution, or ceases to carry on business or becomes unable to pay its debts as they come due;

       (c)  if any other Party does not exercise its pre-emptive right under
            Article 5.06(b) and refuses to consent to the transfer of registered capital of the notifying Party;

       (d) if any other Party transfers its share of the registered capital in the Company in violation of the provisions of this Contract;

       (e) if any government authority having authority over any of the Parties requires any provision of this Contract to be revised in such a way as to cause significant adverse consequences to the Company or any of the Parties;

       (f) if the conditions or consequences of Force Majeure (as hereinafter defined) prevail with the result of a major impairment to the functioning of the Company for a period in excess of six (6) months and the Parties have been unable to find an equitable solution pursuant to Article 18 hereof;

       (g) if the Company cannot achieve its business purpose and there is no future for further development;

       (h)  if the Parties cannot implement the economic adjustment set forth in
            Article 20.02; or

       (i)  if the Parties agree to terminate this Contract.

16.02  Notification Procedure
       ----------------------

       In the event that any of the Parties gives notice pursuant to Article
       16.01 hereof of a desire to terminate this Contract, the Parties shall within a two (2) month period after such notice is given to conduct negotiations and endeavour to resolve the reason for notification of termination. In the event matters are not resolved to the satisfaction of the Parties within two (2) months of such notice or any of the non-notifying Party definitely refuses to commence negotiations within the period stated above, the notifying Party may terminate this Contract with immediate effect, whereupon each Party shall cause its appointed Directors to pass a resolution dissolving the Company, which shall be submitted to the Examination and Approval Authority for approval.

16.03  Buy-out
       -------

       Upon termination of this Contract, the Parties may agree that one or more Parties (the "Purchasing Parties") shall purchase the other Party's or Parties' (the "Disposing Parties") rights and interests in the Company. In such case, the Parties shall commence negotiations on the purchase price of the Disposing Parties' interest in the Company. If the Parties cannot agree on the purchase price of the Disposing Parties' interest in the Company within sixty (60) days of commencing negotiations thereon, the Company shall be liquidated pursuant to Article 16.04 hereof.

16.04  Liquidation
       -----------

       (1) If this Contract has been terminated for any reason and the Parties have not agreed on an acquisition of the Company as a going concern by a Party or by a third party, then the physical assets of the Company shall be valued by and liquidated under the direction of a liquidation committee formed in accordance with relevant Chinese law.

       (2) In valuing and selling physical assets, the liquidation committee shall use every effort to obtain the highest possible price for such assets, including the retention of an independent third party expert knowledgeable in assessing the value of the types of assets owned or held by the Company to assist in such valuation. Sales of the Company's assets shall be in United States Dollars to the fullest extent possible.

       (3) After liquidation and the settlement of all outstanding debts of the Company and subject to the payment of any applicable taxes, the proceeds shall be paid over to the Parties in the proportion to their contributions to the registered capital of the Company. Any and all amounts payable to Party C pursuant to this Article 16 shall be paid promptly in United States Dollars and shall be remittable to Party C out of China in accordance with relevant foreign exchange regulations.

16.05  Survival
       --------

       To the extent permitted by law, the provisions of this Article and the obligations and benefits hereunder shall survive the termination of this Contract and the termination, dissolution or liquidation of the Company.


                        ARTICLE 17 - BREACH OF CONTRACT
                        -------------------------------

17.01  Liability for Breach of Contract
       --------------------------------

       In the event that a breach of contract committed by any of the Parties to this Contract results in the non-performance of or inability to fully perform this Contract, the liabilities arising from the breach of contract shall be borne by the Party in breach as provided in this Contract. In the event that a breach of contract is committed by more than one Party, each Party shall bear its individual share of the liabilities arising from the breach of contract. Notwithstanding the foregoing, the aggregate liability of each Party under this Article 17 shall not exceed such Party's investment in the registered capital of the Company.


                          ARTICLE 18 - FORCE MAJEURE
                          --------------------------

18.01  Force Majeure
       -------------

       (a) "Force Majeure" shall mean all events which are beyond the control of the Parties to this Contract, and which are unforeseen, unavoidable or insurmountable, and which arise after the Effective Date and which prevent total or partial performance by any of the Parties. Such events shall include earthquakes, typhoons, flood, fire, war, or any other events which cannot be foreseen, prevented or controlled, including instances which are accepted as force majeure in general international commercial practice.

       (b) If an event of Force Majeure occurs, a Party's contractual obligations affected by such an event under this Contract shall be suspended during the period of delay caused by the Force Majeure and shall be automatically extended, without penalty, for a period equal to such suspension.

       (c) The Party claiming Force Majeure shall promptly inform each of the other Parties in writing and shall furnish within fifteen (15) days thereafter sufficient proof of the occurrence and duration of such Force Majeure. The Party claiming Force Majeure shall also use all reasonable endeavours to terminate the Force Majeure.

       (d) In the event of Force Majeure, the Parties shall immediately consult among themselves in order to find an equitable solution and shall use all reasonable endeavours to minimize the consequences of such Force Majeure.




                      ARTICLE 19 - SETTLEMENT OF DISPUTES
                      -----------------------------------

19.01  Consultations
       -------------

       In the event a dispute arises in connection with the interpretation or implementation of this Contract, the Parties shall attempt in the first instance to resolve such dispute through friendly consultations. If the dispute is not resolved in this manner within sixty (60) days after the commencement of discussions, then any of the Parties may submit the dispute for arbitration in Singapore for final decision pursuant to the Arbitration Rules of the United Nations Commission on International Trade Law. The appointing authority shall be the Singapore International Arbitration Centre, with instructions that the arbitration be conducted as follows:

       (a) the arbitrators shall refer to both of the Chinese and English texts of this Contract;

       (b)  there shall be three (3) arbitrators.

19.02  Effect of Arbitration Award
       ---------------------------

       The arbitration award shall be final and binding on the Parties, and the Parties agree to be bound thereby and to act accordingly.

19.03  Costs
       -----

       The costs of arbitration shall be borne by the losing Party, unless otherwise determined by the arbitration award.

19.04  Continuing Rights and Obligations
       ---------------------------------

       When any dispute occurs and when any dispute is under arbitration, except for the matters under dispute, the Parties shall continue to exercise their remaining respective rights, and fulfil their remaining respective obligations under this Contract.

19.05  Enforcement of Award
       --------------------

       In any arbitration proceeding, any legal proceeding to enforce any arbitration award and in any legal action between the Parties pursuant to or relating to this Contract, each of the Parties expressly waives the defense of sovereign immunity and any other defense based on the fact or allegation that it is an agency or instrumentality of a sovereign state. Any award of the arbitrators shall be enforceable by any court having jurisdiction over the Party or Parties against which the award has been rendered, or wherever assets of the Party or Parties against which the award has been rendered can be located and shall be enforceable in accordance with the "United Nations Convention on the Reciprocal Enforcement of Arbitral Awards (1958)".


                          ARTICLE 20 - APPLICABLE LAW
                          ---------------------------

20.01  Applicable Law
       --------------

       The validity, interpretation and implementation of this Contract shall be governed by the laws of the People's Republic of China which are published and publicly available, but in the event that there is no published and publicly available law in China governing a particular matter relating to this Contract, reference shall be made to general international commercial practices.

20.02  Economic Adjustment
       -------------------

       If after the date of this Contract any of the Parties' economic benefits are adversely and materially affected by the promulgation of any new laws, rules or regulations of China, or by the amendment or interpretation of any existing laws, rules or regulations of China, or by a fundamental change in economic or political circumstances, then the Parties shall promptly consult among themselves and use their best endeavours to implement any adjustments necessary to maintain each Party's economic benefits derived from this Contract on a basis no less favourable than the economic benefits it would have derived if such laws, rules or regulations had not been promulgated or amended or so interpreted. If it is not possible to implement such adjustments, a Party may terminate this Contract under Article 16.

20.03  Preferential Treatment
       ----------------------

       The Company and the Parties shall be entitled according to the law to any tax, investment or other benefits or preferences that become available or publicly known after the signing of this Contract and which are more favourable than those set forth in this Contract.


                     ARTICLE 21 - MISCELLANEOUS PROVISIONS
                     -------------------------------------

21.01  Waiver
       ------

       To the extent permitted by Chinese law, failure or delay on the part of any of the Parties hereto to exercise a right, power or privilege under this Contract shall not operate as a waiver thereof; nor shall any single or partial exercise of a right, power or privilege preclude any other future exercise thereof.

21.02  Assignability
       -------------

       This Contract may not be assigned in whole or in part by any Party without the prior written consent of the other Parties hereto and the obtaining of the approval of the Examination and Approval Authority.

21.03  Binding Effect
       --------------

       This Contract is made for the benefit of the Parties and their respective lawful successors and assignees and is legally binding on them. This Contract may not be changed orally, but only by a written instrument signed by the Parties and approved by the Examination and Approval Authority.

21.04  Severability
       ------------

       The invalidity of any provision of this Contract shall not affect the validity of any other provision of this Contract.

21.05  Language
       --------

       This Contract is executed in the Chinese language in six (6) originals and in the English language in six (6) originals. Both language versions shall be equally authentic.

21.06  Entire Agreement
       ----------------

       This Contract constitutes the entire agreement between the Parties with respect to the subject matter of this Contract and supersede all prior discussions, negotiations and agreements among them. In the event of any conflict between the terms and provisions of this Contract and the Articles of Association, the terms and provisions of this Contract shall prevail.

21.07  Notices
       -------

       Any notice or written communication provided for in this Contract by any of the Parties to the other, including but not limited to any and all offers, writings, or notices to be given hereunder, shall be made in English by facsimile and confirmed by courier service delivered letter, promptly transmitted or addressed to the appropriate Parties. The date of receipt of a notice or communication hereunder shall be deemed to be two
       (2) working days after dispatch of a facsimile. All notices and communications shall be sent to the appropriate address and fax numbers set forth below, until the same is changed by notice given in writing to each of the other Party.


            PARTY A:
            -------

            Wuhan Electric Power Instrument Factory
            2 Qiujiawan, Guangbutun,
            Wuhan, 430072

            Facsimile No:  86-27-788-2716

            Attention: Yuan Jiaqing


            PARTY B:
            -------

            Beijing Huadian Electric Power Automation Corporation
            Jia 17
            Xi San Huan Nan Lu
            Beijing, 100073
            People's Republic of China

            Facsimile No:    86-10-326-4395

            Attention:         Xu Quankun


            PARTY C:
            -------

            Hathaway Corporation
            8228 Park Meadows Drive
            Littleton, Colorado, 80124
            U.S.A.

            Facsimile No:  1-303-799-8880

            Attention: Richard D. Smith

IN WITNESS WHEREOF, each of the Parties hereto have caused this Contract to be executed by their duly authorized representatives on the 12th day of June, 1995.



WUHAN ELECTRIC POWER INSTRUMENT FACTORY

By:_____________________________________

Name:  Yuan Jiaqing
Position: Director - Senior Engineer
Nationality:  Chinese

Title:  Director-Senior Engineer

Nationality: Chinese



BEIJING HUADIAN ELECTRIC POWER AUTOMATION CORPORATION



By:_____________________________________

Name:  Xu Quankun
Position:  General Manager
Nationality:  Chinese


HATHAWAY CORPORATION



By: ____________________________________

Name:     Eugene Prince

Title:    President and Chief Executive Officer

Nationality: American